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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2004 relating to the consolidated financial statements and financial statement schedules of UFP Technologies Inc. which appears in UFP Technologies' Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

Boston Massachusetts
June 8, 2004

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CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM